Exhibit 10.8

AMERICAN POWER GROUP CORPORATION

Stockholder Consent and
Amendment to Securities Purchase Agreement

The undersigned, being the holders (the “Holders”) of at least 67% of the outstanding Series B 10% Convertible Preferred Stock (the “Preferred Stock”) of American Power Group Corporation, a Delaware corporation (the “Corporation”), issued and outstanding as of June 1, 2015, do hereby consent to and approve the following:

1.That the resolution of the Corporation’s Board of Directors, adopted on May 30, 2015 pursuant to Section 151(g) of the Delaware General Corporation Law, establishing a series of preferred stock of the Corporation consisting of 275 shares, to be designated as “Series C Convertible Preferred Stock” (the “Series C Preferred Stock”) is hereby ratified, confirmed and approved.

2.That, subject to the satisfaction of the Conversion Conditions (as such term is defined in the Convertible Note Purchase Agreement dated as of June 2, 2015, among the Corporation and the other parties thereto), the Corporation is hereby authorized to file a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock, in the form adopted by the Board of Directors (the “Series C Certificate”), with the Secretary of State of Delaware.

3.That, notwithstanding any provision of the Certificate of Designation of Preferences, Rights and Limitations of Series B 10% Convertible Preferred Stock, as filed by the Corporation with the Secretary of State of Delaware on November 25, 2014 (the “Series B Certificate”), the Securities Purchase Agreement dated as of November 26, 2014, among the Corporation and other parties thereto (the “Purchase Agreement”), or any other Transaction Document (as such term is defined in the Purchase Agreement), (a) the Corporation is hereby authorized to issue on or after the date hereof (i) the Corporation’s Subordinated Contingent Convertible Promissory Notes in the aggregate principal amount of up to $2,750,000 (the “Notes”), (ii) subject to the satisfaction of the Conversion Conditions, shares of Series C Preferred Stock upon conversion of the principal amount of, and all accrued interest on, the Notes at a conversion price of $10,000 per share, (iii) upon the conversion of the Notes, warrants to purchase up to 13,750,000 shares of Common Stock with an initial exercise price of $.20 per share, and (iv) all other securities issuable upon the conversion, exercise or exchange of the Series C Preferred Stock and such warrants (all such securities referred to in clauses (i) through (iv), the “New Securities”), (b) the Holders deem each issuance of such New Securities to be an “Exempt Issuance” pursuant to the Series B Certificate, and (c) the Holders waive all adjustments to the Conversion Price (as such term is defined in the Series A Certificate), and all other antidilution protections set forth in the Series B Certificate with respect to the issuance of the New Securities.

4.That, notwithstanding any provisions of the Series B Certificate to the contrary, all of which provisions are hereby waived, the Series C Preferred Stock shall be pari passu with the Preferred Stock in liquidation preference, and as otherwise stated in the Series C Certificate, and neither the Series C Preferred Stock nor the Preferred Stock shall be considered to be Junior Securities (as such term is defined in the Series B Certificate and the Series C Certificate) with respect to the other.

5.That clause (b) of the definition of “Exempt Issuance” in Section 1.1 of the Purchase Agreement be and hereby is amended to read as follows:

1

“(b) (i) the Securities issued hereunder and securities issued upon the exercise or exchange of or conversion of any Securities issued hereunder, (ii) subordinated contingent convertible promissory notes in the original principal amount of up to $2,750,000 (the “Notes”) pursuant to that certain Convertible Note Purchase Agreement dated as of June 2, 2015 among the Corporation and other parties thereto, shares of Series C Convertible Preferred Stock issued or issuable upon the conversion of the principal amount of, and all accrued interest on, the Notes, the securities issued or issuable upon the conversion or exchange of such Series C Convertible Preferred Stock, the warrants issued in connection with the conversion of the Notes, and all securities issued or issuable upon the exercise or exchange of such warrants, and/or (iii) other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of any such securities,”

This instrument may be executed in counterparts and shall become effective upon its execution by the holders of at least 67% of the outstanding Preferred Stock.

[Remainder of page intentionally left blank]

AMERICAN POWER GROUP CORPORATION

Stockholder Consent and
Amendment to Securities Purchase Agreement

[The signature pages to the American Power Group Corporation
Stockholder Consent and Amendment to Securities Purchase Agreement
are on file with American Power Group Corporation and are intentionally omitted]

3